Exhibit 10.2



                    AMENDMENT NO. 6 TO EMPLOYMENT AGREEMENT
                    ---------------------------------------

     AMENDMENT NO. 6 TO THE EMPLOYMENT AGREEMENT (this "Amendment") made as of the 21st day of November, 2006 by and between AEROFLEX INCORPORATED, a Delaware corporation (hereinafter the "Company") and HARVEY R. BLAU (hereinafter the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company and Executive entered into an Employment Agreement dated March 1, 1999, as amended subsequently by Amendment Agreements dated September 1, 1999 and August 13, 2001, November 8, 2001, May 13, 2004 and August 17, 2005 (hereinafter the "Employment Agreement"); and

     WHEREAS, the Company and Executive desire to further modify the said Employment Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 1(l) shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

          "(l) `Retirement' shall mean the voluntary termination of Blau's employment by Blau with eligibility to receive a benefit under the terms of Aeroflex's Supplemental Executive Retirement Plan as then in effect, other than a termination due to Disability or death, or for Good Reason."

     2. A new sentence shall be added at the end of Section 9(b), which shall read in its entirety as follows, effective as of the date hereof:

          "Notwithstanding the foregoing, if, in the mutual good faith determination and agreement of Blau and Aeroflex, such lifetime benefits may not be provided without subjecting Blau to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to), then on the second anniversary of the later of (a) a termination of employment or
          (b) a termination of the Consultancy Period, in lieu of such lifetime benefits, Blau shall receive a lump sum payment equal to the discounted net present value (as of the date of such payment in good faith and agreed to by Blau and Aeroflex) of such lifetime benefits Blau and his Spouse would otherwise have been entitled to receive under this Section. The interest rate used to determine the present value of any such payment shall be the mid-term Applicable Federal Rate


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          compounded semi-annually for the month in which such payment occurs.

          Notwithstanding any other provisions of the Agreement to the contrary, if Blau has received a lump sum payment of his and his Spouse's lifetime retiree medical benefits under either
          Section 10(g)(ii)(C) or Section 10(h)(iii), Aeroflex shall no longer be responsible for the provision of such benefits under this Section 9(b)."

     3. Section10(g)(ii)(B) shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

          "(B) annual bonuses for the remainder of the Employment Term (including, without limitation, a prorated bonus for any partial Fiscal Year) equal to the average of the three highest annual bonuses awarded to Blau during the ten Fiscal Years (or portions thereof) preceding the termination of Blau's employment as an employee (including, without limitation, any bonus awarded to Blau in the year of termination, which is unpaid as of the date of termination), such bonuses to be paid at the same time annual bonuses are regularly paid by Aeroflex to Blau;"

     4. Section 10(g)(ii)(C) shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

          "(C) continued medical reimbursement, as described in Section 9(b) above for the lesser of: (a) two years after any termination of employment or (b) the remainder of the Employment Term; provided however, that if, in the mutual good faith determination and agreement of Blau and Aeroflex, such medical reimbursement may be provided without subjecting Blau to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to), then the period of medical reimbursement shall continue for the remainder of the Employment Term, without regard to the two year period referred to above. Upon the expiration of the relevant period referred to above, Blau shall receive the lifetime medical benefits in accordance with Section 9(b) above;"

     5. Section 10(g)(ii)(E) shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

          "(E) continued participation in all employee benefit plans or programs available to Aeroflex employees generally in which Blau was participating on the date of termination of his employment


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          until the end of the Employment Term; provided; however,
          that (x) if Blau is either precluded from continuing his participation in any employee benefit plan or program as provided in this clause (E) or if Blau's continued participation would subject Blau to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to), then Blau shall be entitled to the after-tax economic equivalent of the benefit foregone under the plan or program in which he is unable to participate until the end of the Employment Term (which shall be paid in one lump sum as soon as administratively feasible after his termination of participation), and (y) the "economic equivalent of the benefit foregone" shall be deemed to be the lowest cost that Blau would incur in obtaining such benefit on an individual basis; further provided that if such benefit cannot be obtained at any cost, Blau shall be entitled to a lump sum payment equal to the aggregate benefit payments he would reasonably be expected to receive through the end of the Employment Term, and the valuation of such lump sum benefit payment amount shall be equal to the discounted net present value of such foregone benefits as determined in good faith by Blau and Aeroflex. The interest rate used to determine the present value of any such payment shall be the mid-term Applicable Federal Rate compounded semi-annually for the month in which such payment occurs; and"

     6. Section 10(g)(ii)(F) shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

          "(F) other benefits in accordance with applicable plans and programs of the Aeroflex; provided however, that if such other benefits would subject Blau to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to), then Blau shall receive a lump sum payment, which shall be valued in accordance with the principles set forth in
          Section 10(g)(ii)(E) above."

     7. Section 10(h) shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

          "(h) Change in Control. Notwithstanding anything to the contrary in this Section 10, upon a termination of Blau's employment within the one-year period following a change in Control for any reason other than Cause, Retirement, death or disability, Blau shall be entitled to:


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          (i) a lump sum payment equal to the net present value of his
          Salary for the remainder of the Employment Term at the Salary amount in effect immediately before such termination (or, if greater, at the Salary in effect immediately before the Change in Control). The interest rate used to determine the present value of these payments shall be the mid-term Applicable Federal Rate compounded semi-annually for the month in which the termination occurs;

          (ii) a lump sum payment equal to the net present value of all of the annual bonuses otherwise payable under Section 10(g)(ii)(B) for the remainder of the Employment Term (including, without limitation, a prorated bonus for any partial Fiscal Year) with each such bonus equal to the average of the three highest annual bonuses awarded to Blau during the ten Fiscal Years (or portions thereof) preceding such termination (including, without limitation, any bonus awarded to Blau in the year of his termination, which is unpaid as of the date of the Change in Control). The interest rate used to determine the present value of these payments shall be the mid-term Applicable Federal Rate compounded semi-annually for the month in which the termination occurs and such bonuses shall be discounted to present value from the time such annual bonuses would otherwise normally be paid by Aeroflex to Blau;

          (iii) continued medical reimbursement, as described in Section 9(b) above for the lesser of: (a) two years after the later to occur of a termination of employment or, if applicable, a termination of the Consulting Period following a Change in Control or (b) the remainder of the Employment Term; provided however, that if, in the mutual good faith determination and agreement of Blau and Aeroflex, such medical reimbursement may be provided without subjecting Blau to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to), then the period of medical reimbursement shall continue for the remainder of the Employment Term, without regard to the two year period referred to above. Upon the expiration of the relevant period referred to above, Blau shall receive the lifetime medical benefits in accordance with
          Section 9(b) above;

          (iv) a lump-sum payment equal to the then present value of the excess, if any, of (x) the retirement benefit to which Blau would have been entitled if he had remained employed under this Agreement until age 70 over (y) the early retirement benefit actually payable to him, both as calculated and payable under the


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          SERP, provided such amount is not otherwise paid to Blau
          under the terms of the SERP; and

          (v) continued participation in all employee benefit plans or programs available to Aeroflex employees generally in which Blau was participating on the date of any termination of his employment until the end of the Employment Term; provided; however, that (x) if Blau is either precluded from continuing his participation in any employee benefit plan or program as provided in this clause or if Blau's continued participation would subject Blau to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to), then Blau shall be entitled to the after-tax economic equivalent of the benefit foregone under the plan or program in which he is unable to participate until the end of the Employment Term (which shall be paid in one lump sum as soon as administratively feasible after his termination of participation), and (y) the "economic equivalent of the benefit foregone" shall be deemed to be the lowest cost that Blau would incur in obtaining such benefit on an individual basis; further provided that if such benefit cannot be obtained at any cost, Blau shall be entitled to a lump sum payment equal to the aggregate benefit payments he would reasonably be expected to receive through the end of the Employment Term, and the valuation of such lump sum benefit payment amount shall be equal to the discounted net present value of such foregone benefits as determined in good faith by Blau and Aeroflex. The interest rate used to determine the present value of any such payment shall be the mid-term Applicable Federal Rate compounded semi-annually for the month in which such payment occurs; and

          (vi) other benefits in accordance with applicable plans and programs of the Aeroflex; provided however, that if such other benefits would subject Blau to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to), then Blau shall receive a lump sum payment, which shall be valued in accordance with the principles set forth in
          Section 10(h)(v) above.

          Notwithstanding the foregoing, if Blau is terminated following a Change in Control prior to January 1, 2007, the lump sum payments provided under Sections 10(h)(i), 10(h)(ii) and 10(h)(iv) of this Agreement shall be made on January 2, 2007, provided however, that if Blau's employment is terminated prior to January 2, 2007, Blau shall be entitled to the benefits in accordance with the provisions of Sections 10(g)(ii)(A), 10(g)(ii)(B) and


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          10(g)(ii)(D) until January 2, 2007 and the payments under
          Sections 10(h)(i), 10(h)(ii) and 10(h)(iv) shall then be made on January 2, 2007 (less the present value of any payments actually made to Blau under this sentence prior to January 2, 2007).

          Payments under this Section 10(h) shall be in full satisfaction of any payments or benefits Blau would otherwise be entitled to under Section 10(g)."

     8. Section 10(i) shall be added, which shall read in its entirety as follows, effective as of the date hereof

          "10(i) Notwithstanding the foregoing, if (a) Blau or his estate is to receive payments or benefits under Section 10 for any reason other than due to Blau's death, and (b) Blau is a "specified employee" within the meaning of Code Section 409A for the period in which the payment or benefits would otherwise commence, and (c) such payment or benefit would otherwise subject Blau to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to) if the payment or benefit would commence within six months of a termination of Blau's employment, then such payment or benefit required under Section 10 shall not commence until the first day which is at least six months after the termination of Blau's employment. Such payments or benefits, which would have otherwise been required to be made over such six month period, shall be paid to Blau in one lump sum payment or otherwise provided to Blau, as soon as administratively feasible after the first day which is at least six months after the termination of Blau's employment. Thereafter, payments or benefits shall continue, if applicable, for the relevant period set forth above."

     9. Section 13(a) shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

          "(a) General. Effective upon the end of the Employment Term (but only if the Employment Term ends by reason of its expiration or, if earlier, upon termination of Blau's employment (i) by mutual agreement, (ii) by Retirement or
          (iii) within the one-year period following a Change in Control for any reason other than for Cause), Blau shall become a consultant to Aeroflex, in recognition of the continued value to Aeroflex of his extensive knowledge and expertise. Unless earlier terminated, as provided in Section 13(e), the Consulting Period shall continue for three years."


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     10.  Except as specifically provided in and modified by this Amendment, the
          Employment Agreement is in all other respects hereby ratified and confirmed and references to the Employment Agreement shall be deemed to refer to the Employment Agreement as modified by this Amendment.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.



                                    AEROFLEX INCORPORATED


                                    By:/s/Leonard Borow
                                       -------------------------------
                                       Leonard Borow, President


                                       /s/Harvey R. Blau
                                       -------------------------------
                                       Harvey R. Blau




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